                                                    Registration No. 333-91391



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              AES IRONWOOD, L.L.C.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                 4930                               54-145-7537
(State of incorporation or organization)   (Primary Standard Industrial       (I.R.S. Employer Identification Number)
                                           Classification Code Number)

                                                                                   WILLIAM LURASCHI
                  305 PRESCOTT ROAD                                              AES IRONWOOD, L.L.C.
                  LEBANON, PA 17042                                      1001 NORTH 19TH STREET, SUITE 2000
                   (717) 228-1328                                                 ARLINGTON, VA 22209
(Address, including zip code, and telephone number, including                        (703) 522-1315
area code, of registrant's principal executive offices)           (Name, address, including zip code, and telephone number,
                                                                          including area code, of agent for service)

     It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                MICHAEL B. BARR
                               HUNTON & WILLIAMS
                               1900 K STREET, NW
                              WASHINGTON, DC 20006
                                 (202) 955-1500
                              (202) 778-2201 (FAX)

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

     If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ________

     If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ________

                              ------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



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Explanatory Note:

     This Amendment Number 1 is being filed by AES Ironwood, L.L.C. solely for the purpose of (i) filing the exhibits to the Registration Statement that have not been previously filed and (ii) designating William Luraschi as agent for service.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 21.          Exhibits and Financial Statement Schedules

Exhibit
Number                             Description
--------                           -----------

   3* Amended and Restated Limited Liability Company Agreement, dated as of October 4, 1999, by our Company.

   4.1* Indenture and the First Supplemental Indenture, dated as of June 1, 1999, by and among our Company, the Trustee and the Depositary Bank.

   4.2* Collateral Agency and Intercreditor Agreement, dated as of June 1, 1999, by and among our Company, the Trustee, the Collateral Agent, the DSR LOC Provider, the CP LOC Provider and the Depositary Bank.

   4.3* Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of June 1, 1999, by and among our Company, the DSR LOC Provider and the Banks named therein.

   4.4* Construction Period Letter of Credit and the Reimbursement Agreement, dated as of June 1, 1999, by and among our Company, the CP LOC Provider and the Banks named therein.

   4.5* Global Bonds, dated June 25, 1999, evidencing 8.857% Senior Secured Bonds of our Company due 2025 in the principal amount of $308,500,000.

   4.6* Equity Subscription Agreement, dated as of June 1, 1999, by and among our Company, AES Ironwood and the Collateral Agent.

   4.7* Security Agreement, dated as of June 1, 1999, by and between our Company and the Collateral Agent.

   4.8* Pledge and Security Agreement, dated as of June 1, 1999, by and between AES Ironwood and the Collateral Agent.

   4.9* Consent to Assignment, dated as of June 1, 1999, by and between the Power Purchaser and the Collateral Agent, and consented to by our Company.

   4.10* Consent to Assignment, dated as of June 1, 1999, by and between the PPA Guarantor and our Company, and consented to by our Company.

   4.11* Consent to Assignment, dated as of June 1, 1999, by and between the Contractor and the Collateral Agent, and consented to by our Company (with respect to the EPC Contract).

Exhibit
Number                             Description
--------                           -----------

   4.12* Consent to Assignment, dated as of June 1, 1999, by and between the Contractor and the Collateral Agent and consented to by our Company (with respect to the Maintenance Services Agreement).

   4.13* Consent to Assignment, dated as of June 1, 1999, by and between Siemens Corporation and the Collateral Agent, and consented to by our Company.

   4.14* Consent to Assignment, dated as of June 1, 1999, by and between Prescott and the Collateral Agent, and consented to by our Company.

   4.15* Consent to Assignment, dated as of June 1, 1999, by and between Metropolitan Edison Company d/b/a GPU Energy and the Collateral Agent, and consented to by our Company.

   4.16* Consent to Assignment, dated as of June 1, 1999, by and between City of Lebanon Authority and the Collateral Agent, and consented to by our Company.

   4.17* Consent to Assignment, dated as of June 1, 1999, by and between Pennsy Supply, Inc. and the Collateral Agent, and consented to by our Company.

   4.18* Assignment and Assumption Agreement, dated June 25, 1999, by and between AES Ironwood, Inc. and AES Ironwood, L.L.C. (with respect to the EPC Contract).

   4.19* Assignment and Assumption Agreement, dated June 25, 1999, by and between AES Ironwood, Inc. and AES Ironwood, L.L.C. (with respect to the Maintenance Services Agreement).

   5              Opinion of Hunton & Williams regarding Legality.

   10.1* Guaranty, dated as of February 5, 1999, by and between the PPA Guarantor and our Company.

   10.2 Amended and Restated Power Purchase Agreement, dated as of February 5, 1999, and Amendment No. 1 to Amended and Restated Power Purchase Agreement, dated as of June 18, 1999, between our Company and the Power Purchaser. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

   10.3 Engineering, Procurement and Construction Services Agreement, dated as of September 23, 1998 (the "EPC Contract"), as amended, by and between our Company and the Contractor. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

   10.4* Guaranty, dated as of September 23, 1998, by and between Siemens Corporation and our Company.

   10.5 Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract, dated as of September 23, 1998, and Amendment No. 1 to Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract, dated as of January 13, 1999 (the "Maintenance Services Agreement"), by and between our Company and the Contractor. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

   10.6* Development and Operations Services Agreement, dated as of June 1, 1999, by and between our Company and Prescott.

   10.7* Effluent Supply Agreement, dated as of March 3, 1998, by and between our Company and City of Lebanon Authority.

   10.8* Generation Facility Transmission Interconnection Agreement, dated as of March 23, 1999, by and between our Company and Metropolitan Edison Company d/b/a GPU Energy.

Exhibit
Number                             Description
--------                           -----------

   10.9 Agreement Relating to Real Estate, dated as of October 23, 1998, by and between our Company and Pennsy Supply, Inc.

   10.10 Easements and Right of Access Agreement, dated as of April 15, 1999, by and between our Company and Pennsy Supply, Inc.

   23.1*          Consent of Stone & Webster Management Consultants, Inc.

   23.2*          Consent of Hagler Bailly Consulting, Inc.

   23.3           Consent of Hunton & Williams (contained in Exhibit 5).

   23.4*          Consent of Deloitte & Touche LLP.

   24* Power-of-Attorney (contained on the signature page of this Registration Statement).

   25* Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as successor Trustee under the Indenture.

   27*            Financial Data Schedule.

   99.1*          Form of Letter of Transmittal.

   99.2*          Form of Letter to Clients.

   99.3*          Form of Letter to Registered Holders and DTC Participants.

   99.4*          Form of Notice of Guaranteed Delivery.

   -----------------------
   * Previously filed as an Exhibit to our Company's Registration Statement No. 333-91391 on Form S-4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, and State of Pennsylvania, on November 23, 1999.

                                          AES IRONWOOD, L.L.C.



                                          By:      /s/ John Ruggirello
                                             -------------------------
                                                   John Ruggirello


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                   Title                            Date
       ---------                   -----                            ----

/s/ John Ruggirello         President
-------------------                                            November 23, 1999
John Ruggirello



/s/ Barry Sharp             Vice President and
---------------             Chief Financial Officer
Barry Sharp                 (and principal accounting,
                            officer) and Director              November 23, 1999



/s/ Dennis Bakke            Director                           November 23, 1999
----------------
Dennis Bakke



/s/ Roger Naill             Director                           November 23, 1999
---------------
Roger Naill